SYSTEMATICS INFORMATION SERVICES, INC.             EXHIBIT 10(o)
                       EXCESS BENEFIT PLAN


                            ARTICLE I

                            Preamble


     Section 1.01.  Establishment.  The Systematics Information
Services, Inc. Excess Benefit Plan is hereby established effective as of January 1, 1994.

     Section 1.02. Purpose. The purpose of the Plan is to provide benefits in excess of the limitations of Section 415 and
Section 401(a)(17) of the Internal Revenue Code of 1986, as amended, or corresponding provisions of any subsequent federal tax laws ("Code") and deferred compensation to a select group of management or highly compensated employees.

     Section 1.03. Funding. The Plan is unfunded and the rights, if any, of any person to any benefits hereunder shall be the same as any unsecured general creditor of the Company. The benefits payable under the Plan shall be paid by the Company from its general assets.


                           ARTICLE II

                 Definitions and Interpretation


     Section 2.01. Definitions. When the initial letter of a word or phrase is capitalized herein, such word or phrase shall have the meaning hereinafter set forth:

     (a) "Beneficiary" means the beneficiary, if any, designated by a Participant in accordance with Section 6.07.

     (b)  "Board" means the Board of Directors of the Company.

     (c) "CEO" shall mean the Chief Executive Officer of the Company.

     (d) "Committee" shall mean the Compensation Committee of the Board.

     (e) "Company" means ALLTEL Corporation, a Delaware corporation, its successors and survivors resulting from any merger or acquisition of ALLTEL Corporation with or by any other corporation or other entity or enterprise.

     (f) "Excess Compensation" means the portion of a Partici-pant's compensation for a Plan Year that is not con-sidered Compensation under the Profit-Sharing Plan or the Thrift Plan, as applicable, because of the limitations of

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          Section 401(a)(17) of the Code, determined without regard
          to the provisions of Section 4.02.

     (g) "Participant" means a participant under the Profit-Sharing Plan, the Thrift Plan, or both (i) who is designated by the Committee or the CEO as being eligible to participate in the Plan, (ii) who agrees to be bound by the provisions of the Plan on a form provided by the Company and (iii) who is or may be, or whose beneficiaries are or may be, entitled to benefits under the Plan.

     (h) "Plan" means the "Systematics Information Services, Inc. Excess Benefit Plan" as set forth herein and as it may be amended from time to time hereafter.

     (i) "Profit-Sharing Plan" means the "Profit-Sharing Plan for Employees of Systematics Information Services, Inc. and
          Participating Affiliates" as amended from time to time.

     (j) "Profit-Sharing Plan Excess Benefit Account" means the book reserve established for each Participant to which shall be credited his benefit, if any, under Article III of the Plan.

     (k)  "Thrift Plan" means the "Thrift Plan for Employees of
          Systematics Information Services, Inc. and Participating Affiliates" as amended from time to time.

     (l) "Thrift Plan Excess Benefit Account" means the book reserve established for each Participant to which shall be credited his benefit, if any, under Article IV of the Plan.

     (m) "Thrift Plan 401(a)(17) Measuring Period" means each twelve-month period beginning on and after January 1, 1994 used under the Thrift Plan as the measuring period for purposes of complying with the limitations of
          Section 401(a)(17) of the Code.

When the initial letter of a word or phrase is capitalized herein and the word or phrase is not defined above in this Section 2.01, the word or phrase shall have the meaning provided in the Profit-
Sharing Plan or the Thrift Plan, as applicable.

     Section 2.02.  Construction and Governing Law.

     (a) The Plan shall be construed, enforced, and administered and the validity thereof determined in accordance with the laws of the State of Delaware, to the extent that applicable federal law does not apply to the Plan.

     (b) Words used herein in the masculine gender shall be construed to include the feminine gender where appro-priate and the words used herein in the singular or

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          plural shall be construed as being in the plural or
          singular where appropriate.

                           ARTICLE III

                  Profit-Sharing Plan Benefits


     Section 3.01. Allocations. If, for any Plan Year beginning after 1993, the allocation of contributions and forfeitures made to a Participant's Employer Contribution Account under the Profit-Sharing Plan is less than the allocation that would have been made to the Participant's Employer Contribution Account but for the application of the limitation under Section 401(a)(17) of the Code, the Participant's Profit-Sharing Plan Excess Benefit Account shall be credited with an amount equal to the sum of (1) the "allocation factor" (as defined in the Profit-Sharing Plan) for that Plan Year multiplied by the Participant's Excess Compensation for that Plan Year; and (2) the percentage of Compensation allocated to each Participant (as defined in the Profit-Sharing
Plan) under Section 6.3(A)(2) of the Profit-Sharing Plan for that Plan Year multiplied by the Participant's Excess Compensation for that Plan Year; determined without regard to the limitation under
Section 415 of the Code. In accordance with rules established by the Company, compensation deferred by a Participant under the ALLTEL Corporation Executive Deferred Compensation Plan, the ALLTEL Corporation Performance Incentive Compensation Plan, and the ALLTEL Corporation Long-Term Performance Incentive Plan may be taken into account as Excess Compensation for purposes of determining the amount to be credited to a Participant under this Section 3.01, if any. Credits to a Participant's Profit-Sharing Plan Excess Benefit Account shall occur as of the date(s) the allocation(s) of contributions and forfeitures to the Participant's Employer Contribution Account occur under the Profit-Sharing Plan.

     Section 3.02. Gain (Loss) Adjustments. The balance of a Participant's Profit-Sharing Plan Excess Benefit Account shall be credited with gain (or debited with loss) equal to the gain (or loss) the balance would have experienced had it been invested in the Trust Fund of the Profit-Sharing Plan at the same time(s) and in the same manner as an Employer Contribution Account under the Profit-Sharing Plan.

     Section 3.03.  Vesting.  A Participant's Profit-Sharing Plan
Excess Benefit Plan Account shall vest in accordance with the vesting provisions of the Profit-Sharing Plan.

     Section 3.04. Payment of Profit-Sharing Excess Benefit Account. The Profit-Sharing Plan Excess Benefit Account of a Participant shall, to the extent vested, be paid to the Participant, or to the Beneficiary of such Participant in the event of his death before receipt of all benefits to which he is entitled hereunder in respect of his Profit-Sharing Plan Excess Benefit Plan Account, in a single lump sum payment as of the first date following the Participant's termination of employment covered by

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the Profit-Sharing Plan on which benefits are payable to the
Participant or Beneficiary under the Profit-Sharing Plan.


                           ARTICLE IV

                      Thrift Plan Benefits


     Section 4.01. Accounts. The Company shall maintain a Thrift Plan Excess Benefit Account on its books for each Participant whose annual additions to the Thrift Plan have been (or would have been, but for the application of Sections 401(k), 401(m), and 402(g) of the Code) restricted by the limitations of Section 401(a)(17) of the Code.

     Section 4.02. Deferrals and Allocations to Accounts. A Participant may elect to reduce his Excess Compensation for a
Thrift Plan 401(a)(17) Limitation Measuring Period by an amount not in excess of the amount determined for each period by the Company, and such amount shall be credited to the Participant's Thrift Plan Excess Benefit Account. Any such election shall be in writing on a form provided therefor by the Company, shall be delivered to the Company prior to the first day of the Thrift Plan 401(a)(17) Limitation Measuring Period to which it relates, and shall be irrevocable. Notwithstanding the immediately preceding sentence, for the Thrift Plan 401(a)(17) Limitation Measuring Period
beginning January 1, 1994, such election may be delivered to the Company on or before such date as may be specified by the Company that is prior to the time at which a Participant has Excess Compensation for the Thrift Plan 401(a)(17) Limitation Measuring Period beginning January 1, 1994. There shall also be credited to such Participant's Thrift Plan Excess Benefit Account an amount equal to the Employer Contributions that would have been made to the Thrift Plan with respect to the Participant's compensation reductions under this Section 4.02 if such reductions (to the extent of 6% of the Participant's Excess Compensation) had been Matched Salary Deferral Contributions under the Thrift Plan and the Thrift Plan contained no limitations with respect to Section 401(a)(17) of the Code, Section 415 of the Code, Section 402(g) of the Code, Section 401(k) of the Code, and Section 401(m) of the
Code to the extent that the Participant has not received from the Thrift Plan or otherwise a payment in respect of the limitation under Section 401(m) of the Code. In accordance with rules estab-lished by the Company, compensation deferred by a Participant under the ALLTEL Corporation Executive Deferred Compensation Plan, the ALLTEL Corporation Performance Incentive Compensation Plan, and the ALLTEL Corporation Long-Term Performance Incentive Plan may be
taken into account as compensation reductions for purposes only of determining credits to the Participant's Thrift Plan Excess Benefit Plan Account under the immediately preceding sentence. Such credits shall occur at the same times and in the same manner as such credits would have been made to the appropriate accounts under the Thrift Plan if the amount(s) of such credits had been Salary Deferral Contributions under the Thrift Plan or Employer Contributions under the Thrift Plan, as applicable.
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     Section 4.03.  Gain (Loss) Adjustments.  As of the last day of each valuation period of the Profit-Sharing Plan preceding the date as of which the Thrift Plan Excess Benefit Account is paid pursuant to Section 4.05, the balance of each Participant's Thrift Plan Excess Benefit Account, less the amount of any credits under
Section 4.02 occurring as of any date within such valuation period, shall be credited with gain (or debited with loss) equal to the gain (or loss) the balance (minus the credits) would have experienced had it been invested in the Trust Fund of the Profit-Sharing Plan at the same time(s) and in the same manner as an Employer Contribution Account under the Profit-Sharing Plan.

     Section 4.04. Vesting. A Participant's Thrift Plan Excess Benefit Plan Account attributable to credits with respect to Employer Contributions shall vest in accordance with the vesting provisions of the Thrift Plan. A Participant's Thrift Plan Excess Benefit Plan Account attributable to his Excess Compensation reductions under the Plan shall be fully vested.

     Section 4.05. Payment of Thrift Plan Excess Benefit Account. The Thrift Plan Excess Benefit Account of a Participant shall, to the extent vested, be paid to the Participant, or to the Beneficiary of such Participant in the event of his death before receipt of all benefits to which he is entitled hereunder in respect of his Thrift Plan Excess Benefit Plan Account in a single lump sum payment as of the first date following the Participant's termination of employment covered by the Profit-Sharing Plan on which benefits are payable to the Participant or Beneficiary under the Profit-Sharing Plan.


                            ARTICLE V

                         Administration


     Section 5.01. Plan Administrator. The Plan Administrator shall be the Company. The Plan Administrator may retain auditors, accountants, and legal counsel selected by it. Any person authorized to act on behalf of the Plan Administrator may act in any such capacity, and any such auditors, accountants, and legal counsel may be persons acting in a similar capacity for one or more Controlled Group Members and may be employees of one or more Controlled Group Members. The opinion of any such auditor, accountant, or legal counsel shall be full and complete authority and protection in respect to any action taken, suffered or omitted by any person authorized to act on behalf of the Plan Administrator in good faith and in accordance with such opinion. Notwithstanding the foregoing, no person shall vote or take action on a matter solely with respect to his own Plan benefit.

     Section 5.02. Expenses. The Company shall pay all expenses incurred in the administration of the Plan.

     Section 5.03. Records. The Company shall keep such records as shall be proper, necessary or desirable to effectuate the
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purposes of the Plan, including, without in any manner limiting the generality of the foregoing, records and information with respect to the benefits granted to Participants, dates of employment and determinations made hereunder.

     Section 5.04. Legal Incompetency. The Plan Administrator may, in its discretion, make or cause to be made payment either directly to an incompetent or disabled person, or to the guardian of such person, or to the person having custody of such person, without further liability on the part of the Company, any Controlled Group Member, the Plan Administrator, or any person, for the amounts of such payment to the person on whose account such payment is made.

     Section 5.05. Claims Procedure. The claims procedures provisions of the Profit-Sharing Plan and of the Thrift Plan are incorporated herein by reference and shall apply to benefits under
Article III and Article IV, respectively, of the Plan.


                           ARTICLE VI

                          Miscellaneous


     Section 6.01. Amendments. The Board from time to time may amend, suspend, or terminate, in whole or in part, any or all of the provisions of the Plan, effective as of the beginning of any calendar year commencing on or after the date of adoption of such action by the Board; provided, however, that no such action shall affect the rights of any Participant or the operation of the Plan with respect to any benefits of a Participant that have accrued prior to such action.

     Section 6.02. No Employment Rights. Neither the establish-ment or maintenance of the Plan nor the status of an employee as a Participant shall give any Participant any right to be retained in the employ of an Employer; and no Participant and no person claim-ing under or through such Participant shall have any right or interest in any benefit under the Plan unless and until the terms, conditions and provisions of the Plan affecting such Participant shall have been satisfied.

     Section 6.03. Nonalienation. The right of any Participant or any person claiming under or through such Participant to any bene-fit or any payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of such Participant or person; and the same shall not be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.

     Section 6.04 Limitation of Liability. No member of the Board and no officer or employee of an Employer or Controlled Group Member shall be liable to any person for any action taken or omitted in connection with the Plan, nor shall an Employer or Controlled Group Member be liable to any person for any such action or omission. No person shall, because of the Plan, acquire any

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right to an accounting or to examine the books or the affairs of an
Employer or Controlled Group Member. Nothing in the Plan shall be construed to create any trust or fiduciary relationship between an Employer or Controlled Group Member and any Participant or any other person.

     Section 6.05. Acceleration of Payment. The Board in its sole discretion may accelerate the time of payment under Section 3.04 or
Section 4.05.

     Section 6.06. Representative of Board. The Committee may from time to time designate an individual or committee to carry out any function of the Board hereunder.

     Section 6.07. Designation of Beneficiary. Each Participant may designate a Beneficiary in writing to receive any and all payments to which he may be entitled under the Plan upon his death. If a Participant fails to designate a Beneficiary in writing, any benefits remaining unpaid at his death shall be paid to his surviv-ing Spouse and if there is no surviving Spouse to the executor or other personal representative of the Participant to be distributed in accordance with the Participant's will or applicable law.

     Section 6.08. Reemployment of a Participant. In the event of the reemployment as an employee in any capacity by the Company or a Controlled Group Member of a Participant whose employment covered under the Plan has terminated, the Participant shall accrue additional credit for purposes of increasing his benefits under the Plan with respect to his reemployment period only if he again becomes a Participant as provided in paragraph (e) of Section 2.01.



     IN WITNESS WHEREOF, ALLTEL CORPORATION has caused the Plan to be executed as of this 27 day of January, 1994.


                         ALLTEL CORPORATION


                         By /s/  John L. Comparin
                                 John L. Comparin

                         Title:  V. P. Human Resources


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